Banc One Mortgage
Capital Markets, LLC

Paul Smyth
1717 Main Street, 12th Floor, TX1-2495
Dallas, TX 75201
(214) 290-2505
(214) 290-3142/3416 (facsimile)
psmyth@bomcm.com

March 8, 1999

DLJ Commercial Mortgage Corp.
Attn: N. Dante LaRocca
277 Park Avenue, 9th Floor
New York, NY 10172

Norwest Bank Minnesota, NA
Attn: Reid Denny
11000 Broken Land Parkway
Columbia, MD 21044-3562

Traveler's Insurance Company
c/o Traveler's Investment Group
Attn: Lynn Leithman
One Tower Square - 9PB
Hartford, CT 06183-2030

Fitch IBCA, Inc.
Attn: Zanda Lynn
One State Street Plaza
New York, NY 10004

Moody's Investors Service Inc.
Attn: Adam Taft
99 Church Street
New York, NY 10007

Re: DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates
    Series 1998-CF2 ("DLJ 98-CF2")

Dear Sirs and Madams:

This Officer's Certificate is provided to you by Banc One Mortgage Capital Markets, L.L.C. ("BOMCM") pursuant to Section 3.13 of that certain Pooling and Servicing Agreement ("PSA") dated as of December 1, 1998 relative to the above referenced securitization for which BOMCM acts as Master Servicer and Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of BOMCM, hereby informs you that (i) a review of the activities of the Master Servicer and Special Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer and Special Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, it has been noted herein), and (iii) the Master Servicer and Special Servicer have received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or Grantor Trust D as a Grantor Trust from the IRS or any other governmental agency or body.

Should you have any questions regarding this matter, please contact me at the number referenced above.


Sincerely,

BANC ONE MORTGAGE
CAPITAL MARKETS, L.L.C.

By:

  Paul Smyth
  Managing Director of Servicing